EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Columbia Bancorp:

We consent to the incorporation by reference in the registration statement
(No. 333-10231) on Form S-8 of Columbia Bancorp of our report dated January 22, 1998, relating to the consolidated statements of condition of Columbia Bancorp and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Columbia Bancorp.

                                       /s/ KPMG Peat Marwick LLP
                                       ____________________________
                                       KPMG PEAT MARWICK LLP

Baltimore, Maryland
March 27, 1998